UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2021

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01	Entry Into a Material Definitive Agreement

See the information set forth in Item 1.02, which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On May 31, 2021, Future FinTech Group Inc. (the “Company”) and Future Supply Chain Co., Ltd., a wholly owned subsidiary of the Company and a company incorporated under the laws of China (“Buyer”) entered into a Termination Agreement (the “Termination Agreement”) with Sichuan Longma Electronic Technology Co. Ltd., a company incorporated under the laws of China (“Seller”) and Sichuan Ticode Supply Chain Management Co., Ltd., a company incorporated under the laws of China (the “Ticode”).

Pursuant to the Termination Agreement, the parties agreed to terminate the Share Exchange Agreement, which was originally entered into by and among the Company, Buyer, Seller and Ticode on February 26, 2021. The Company originally entered into the Share Exchange Agreement to acquire 60% of the equity interest of Ticode (“Ticode Shares”) from the Seller in exchange for 7,789,882 shares of common stock of the Company (the “Company Shares”), as disclosed in the Form 8-K filed by the Company on March 1, 2021. The transaction was closed on April 16, 2021. After the closing of the transaction, certain shareholders and executive officers of the Seller, some of which are also the executive officers of Ticode, have been subject to an investigation by local government authorities in connection with matters concerning their other business ventures that are unrelated to Ticode or the Company’s acquisition of Ticode. In light of the investigation of these shareholders and officers of the Seller, their inability to manage Ticode’s business, and the likelihood that Seller will not be able to fulfil its obligation to transfer additional shares of Ticode to the Buyer as stipulated in the Share Exchange Agreement in the circumstance that Ticode fails to achieve certain Earnings Before Interest and Taxes goals, the Company requested to terminate the Share Exchange Agreement and the parties have agreed to enter the Termination Agreement, effective on May 31, 2021 (the “Effective Date”).

Pursuant to the Termination Agreement, the Seller agreed to return the Company Shares back to the Company for cancellation or as the Company’s treasury shares within 5 days of the Effective Date and the Buyer agreed to transfer the Ticode Shares back to the Seller within 30 days of the Effective Date.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Agreement by and Among Future FinTech Group Inc., Future Supply Chain Co., Ltd., Sichuan Longma Electronic Technology Co. Ltd. and Sichuan Ticode Supply Chain Management Co., Ltd. dated on May 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 2, 2021	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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